  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Third Quarter 2021 Financial Results

Quarterly revenue of $95.6 million, up 15.9% year over year
Gross margin of 65.1%, up from 61.2% year over year
Quarterly Billings of $73.7 million, up 7.9% year over year
2,793 Active Clients at September 30, 2021, up 18.1% year over year

LAS VEGAS, November 3, 2021 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the third quarter ended September 30, 2021.

“For the third quarter, we achieved record revenue of $95.6 million, up 15.9% year over year and at the high end of our guidance range and achieved a strong Revenue Retention Rate of 93%, up from 92% last year, on subscription revenue,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “We see growing demand for Rimini Street’s expanding portfolio of enterprise software support solutions as we continue building and maturing our go to market capability to launch, sell and deliver our full solutions portfolio to new and existing clients globally and prepare the Company for billion-dollar annual revenue operations by 2026.”

“For the third quarter, we delivered solid income statement and balance sheet results. We delivered a higher year over year gross margin, operating income and Non-GAAP Operating Income and ended the quarter with more than $103 million in cash,” stated Michael L. Perica, Rimini Street chief financial officer. “Additionally, during the quarter, we redeemed the remaining Series A Preferred Stock, with the five-year term loan transaction financed by Capital One and Fifth Third commercial banks for $90 million at a rate of LIBOR + 1.75% to 2.50%. The Company has taken certain one-time cash and non-cash charges in the third quarter related to the closing of the financing transaction and the go-forward annual financing costs have been reduced by $24 million compared to fiscal year 2020.”

Third Quarter 2021 Financial Highlights
•Revenue was $95.6 million for the 2021 third quarter, an increase of 15.9% compared to $82.5 million for the same period last year.
•U.S. revenue was $50.5 million, an increase of 4.8% compared to $48.2 million for the same period last year.
•International revenue was $45.2 million, an increase of 31.4% compared to $34.4 million for the same period last year.
•Annualized Recurring Revenue was $376.6 million for the 2021 third quarter, an increase of 15.3% compared to $326.6 million for the same period last year.
•Active Clients as of September 30, 2021 were 2,793 an increase of 18.1% compared to 2,365 Active Clients as of September 30, 2020.
•Revenue Retention Rate was 93% for the trailing 12 months ended September 30, 2021 and 92% for the comparable period ended September 30, 2020.
•Subscription revenue accounted for 98.4% of total revenue.
•Gross margin was 65.1% for the 2021 third quarter compared to 61.2% for the same period last year.
•Operating income was $7.5 million for the 2021 third quarter compared to $4.5 million for the same period last year.
•Non-GAAP Operating Income was $16.5 million for the 2021 third quarter compared to $10.5 million for the same period last year.
•Net income was $1.9 million for the 2021 third quarter compared to net income of $3.6 million for the same period last year.
•Non-GAAP Net Income was $13.0 million for the 2021 third quarter compared to $9.3 million for the same period last year.

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•Adjusted EBITDA for the 2021 third quarter was $15.9 million compared to $11.0 million for the same period last year.
•Basic and diluted net loss per share attributable to common stockholders was a net loss per share of $0.08 for the 2021 third quarter compared to a net loss per share of $0.04 for the same period last year.
•Employee count as of September 30, 2021 was 1,595, a year-over-year increase of 15.2%.
•On July 20, 2021, the Company completed the buyback of $87.8 million face-value of Series A preferred stock, plus dividends payable of approximately $0.6 million, thereby redeeming the Series A preferred stock in full. The transaction was funded by a five-year term loan commercial bank financing of $90 million by lenders Capital One and Fifth Third Bank at a rate of LIBOR + 1.75% to 2.50%.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Third Quarter 2021 Company Highlights
•Announced that T-Mobile, with more than $68 billion in annual revenue and over 104 million customers, relies on Rimini Street as its trusted partner to support its SAP system and to help enable enhanced customer experiences as a competitive differentiator.
•Announced that the County of Fresno, the largest agriculture producing County in the U.S., saved $800,000 on its Oracle support enabling it to increase funding for community-focused projects and critical support initiatives for its residents.
•Announced that Origin Energy, a leading energy provider in Australia with more than four million customers, switched to Rimini Street Support for its Oracle software portfolio, enabling the organization to accelerate its innovation initiatives.
•Announced the extension of the Company’s award-winning, mission-critical, application management, security and migration services beyond proprietary databases to leading open source database platforms, providing companies with an enterprise class, global “turnkey” service option from a single provider.
•Closed over 9,500 support cases and delivered more than 18,000 tax, legal and regulatory updates for 27 countries, with a year-to-date total of more than 65,000 updates in 43 countries. Also, achieved an average client satisfaction rating on the Company’s support delivery of 4.9 out of 5.0 and the average of the Company’s client onboarding services achieved a rating record of 4.9 out of 5.0 (where 5.0 is “excellent”).
•Introduced board members Jay Snyder and Katrinka McCallum, who bring a combined 50+ years of technology experience to Rimini Street’s Board of Directors.
•Recognized with seven Stevie Awards for Technical Innovation, Excellence in Customer Service, Global Growth and Corporate Responsibility including a Gold award for the Company’s proprietary AI Support Platform that reduces the average time to resolve client cases by 23%.
•Awarded the Grand Prize for Best Customer Support by the Japan Institute of Information Technology for the Company’s unique and innovative support model which includes its patent-pending AI technologies and platform.
•Named in the Top 20 of the 2021 UK’s Best Workplaces for Women, ranking for the Company’s innovation, values and leadership effectiveness.
•Announced that Rimini Street India’s managing director was honored in the Top 25 of India’s Best Leaders in Times of Crisis by Great Place to Work® India for his leadership during the COVID-19 pandemic.
•Presented at CIO, IT and finance leader conferences including Quartz Connect CIO Summit, ITWC Digital Transformation Toronto and HMG Live Phoenix Digital CIO Executive Leadership Summit.
•Supported charities around the world through the Rimini Street Foundation, including partnering with the American Red Cross to address needs stemming from U.S. weather disasters.

2021 Business Outlook
The Company is guiding to a revenue range of $95.8 million to $96.8 million for the 2021 fourth quarter and narrowing its full year 2021 revenue guidance from $370 million to $380 million to be in the range of $371 million to $372 million.

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the third quarter 2021 results and select fourth quarter 2021 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on November 3, 2021. A live webcast of

Rimini Street Announces Fiscal Third Quarter 2021 Financial Results	page 3

the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com/news-events/events. Dial-in participants can access the conference call by dialing (800) 708-4540 in the U.S. and Canada and enter the code 50234628. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI), a Russell 2000® Company, is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 4,400 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the impact of our credit facility’s ongoing debt service obligations and financial covenants and operational covenants on our business and related interest rate risk, the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the COVID-19 pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or in the government inquiry or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements, including under our new credit facility; our ability to maintain an effective system of internal control over financial reporting, and our ability to remediate identified material weaknesses in our internal controls, including in relation to the accounting treatment of our warrants; changes in taxes, laws and regulations; competitive product and pricing activity; challenges of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS), Rimini Street Advanced Database Security, and services for Salesforce Sales Cloud and Service Cloud products, in addition to other products and services we expect to introduce in the future; the loss of one or more members of Rimini Street’s management team; uncertainty as to the long-term value of Rimini Street’s equity securities; and those discussed under the heading “Risk Factors” in Rimini Street’s Quarterly Report on Form 10-Q filed on November 3, 2021, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2021 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Third Quarter 2021 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	September 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$103,015	$87,575
Restricted cash	425	334
Accounts receivable, net of allowance of $566 and $723, respectively	76,258	117,937
Deferred contract costs, current	15,008	13,918
Prepaid expenses and other	17,041	13,456
Total current assets	211,747	233,220
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $12,664 and $10,985, respectively	4,547	4,820
Operating lease right-of-use assets	15,023	17,521
Deferred contract costs, noncurrent	21,716	21,027
Deposits and other	1,940	1,476
Deferred income taxes, net	1,756	1,871
Total assets	$256,729	$279,935
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,670	$—
Accounts payable	9,051	3,241
Accrued compensation, benefits and commissions	38,115	38,026
Other accrued liabilities	17,118	21,154
Operating lease liabilities, current	4,226	3,940
Deferred revenue, current	203,806	228,967
Total current liabilities	275,986	295,328
Long-term liabilities:
Long-term debt, net of current maturities	80,556	—
Deferred revenue, noncurrent	39,876	27,966
Operating lease liabilities, noncurrent	13,574	15,993
Accrued PIK dividends payable	—	1,193
Liability for redeemable warrants	5,145	2,122
Other long-term liabilities	1,756	2,539
Total liabilities	416,893	345,141
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding no shares and 155 shares, respectively. Liquidation preference of $0, net of discount of $0 and $154,911, net of discount of $17,057, respectively	—	137,854
Stockholders' Deficit:
Preferred Stock, $0.0001 par value. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 86,658 and 76,406 shares, respectively	9	8
Additional paid-in capital	139,505	98,258
Accumulated other comprehensive loss	(2,716)	(318)
Accumulated deficit	(295,846)	(301,008)
Treasury stock, at cost	(1,116)	—
Total stockholders' deficit	(160,164)	(203,060)
Total liabilities, redeemable preferred stock and stockholders' deficit	$256,729	$279,935

Rimini Street Announces Fiscal Third Quarter 2021 Financial Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$95,642	$82,518	$275,151	$238,952
Cost of revenue	33,376	31,991	101,807	92,627
Gross profit	62,266	50,527	173,344	146,325
Operating expenses:
Sales and marketing	32,527	29,195	96,067	84,443
General and administrative	15,631	13,025	48,728	38,159
Impairment charge related operating right of use assets	—	—	393	—
Litigation costs and related recoveries:
Professional fees and other costs of litigation	6,581	3,773	14,130	9,247
Insurance costs and recoveries, net	—	—	—	1,062
Litigation costs and related recoveries, net	6,581	3,773	14,130	10,309
Total operating expenses	54,739	45,993	159,318	132,911
Operating income	7,527	4,534	14,026	13,414
Non-operating income and (expenses):
Interest expense	(653)	(10)	(738)	(35)
Gain (loss) on change in fair value of redeemable warrants	(2,053)	303	(3,023)	(243)
Other income (expenses), net	(1,161)	54	(885)	(731)
Income before income taxes	3,660	4,881	9,380	12,405
Income tax expense	(1,729)	(1,272)	(4,218)	(3,327)
Net income	$1,931	$3,609	$5,162	$9,078

Net loss attributable to common stockholders	$(6,691)	$(3,136)	$(21,382)	$(10,986)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.08)	$(0.04)	$(0.26)	$(0.16)
Weighted average number of shares of Common Stock outstanding:
Basic and diluted	86,189	72,377	83,449	69,521

Rimini Street Announces Fiscal Third Quarter 2021 Financial Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Non-GAAP operating income reconciliation:
Operating income	$7,527	$4,534	$14,026	$13,414
Non-GAAP adjustments:
Litigation costs and related recoveries, net	6,581	3,773	14,130	10,309
Stock-based compensation expense	2,393	2,189	7,104	5,425
Impairment charge related to operating right-of-use assets	—	—	393	—
Non-GAAP operating income	$16,501	$10,496	$35,653	$29,148
Non-GAAP net income reconciliation:
Net income	$1,931	$3,609	$5,162	$9,078
Non-GAAP adjustments:
Litigation costs and related recoveries, net	6,581	3,773	14,130	10,309
Gain (loss) on change in fair value of redeemable warrants	2,053	(303)	3,023	243
Stock-based compensation expense	2,393	2,189	7,104	5,425
Impairment charge related to operating right-of-use assets	—	—	393	—
Non-GAAP net income	$12,958	$9,268	$29,812	$25,055
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$1,931	$3,609	$5,162	$9,078
Non-GAAP adjustments:
Interest expense	653	10	738	35
Income tax expense	1,729	1,272	4,218	3,327
Depreciation and amortization expense	598	434	1,772	1,321
EBITDA	4,911	5,325	11,890	13,761
Non-GAAP adjustments:
Litigation costs and related recoveries, net	6,581	3,773	14,130	10,309
Gain (loss) on change in fair value of redeemable warrants	2,053	(303)	3,023	243
Stock-based compensation expense	2,393	2,189	7,104	5,425
Impairment charge related to operating right-of-use assets	—	—	393	—
Adjusted EBITDA	$15,938	$10,984	$36,540	$29,738
Billings:
Revenue	$95,642	$82,518	$275,151	$238,952
Deferred revenue, current and noncurrent, as of the end of the period	243,682	204,297	243,682	204,297
Deferred revenue, current and noncurrent, as of the beginning of the period	265,638	218,506	256,933	235,498
Change in deferred revenue	(21,956)	(14,209)	(13,251)	(31,201)
Billings	$73,686	$68,309	$261,900	$207,751

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About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annual Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Gain (loss) on Change in Fair Value of Redeemable Warrants: We have determined to exclude the gains and losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to servicing our clients and have excluded them.

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Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment charge related to operating lease right-of-use assets: This relates to an impairment charge related to our leased assets for a portion of one of our locations as we no longer use the space.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, gain (loss) on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Michelle McGlocklin
Rimini Street, Inc.
+1 925 523-8414
mmcglocklin@riministreet.com